Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. :INTERNET/MOBILE – www.proxypush.com/schw Use the Internet to vote your proxy before 11:59 p.m. (CT) on [ ]. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot. (PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy before 11:59 p.m. (CT) on [ ]. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you. *MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 The Board of Directors Recommends a Vote “FOR” Proposals 1, 2 and 3. 1.Approve the issuance of Schwab common shares, consisting of common stock and nonvoting common stock, to holders of shares of TD Ameritrade common stock in connection with the merger contemplated with TD Ameritrade. For Against Abstain 2.Approve an amendment to the Schwab charter to increase the number of authorized shares of capital stock of Schwab by 300 million and create a new class of Schwab nonvoting common stock. For Against Abstain 3.Approve a proposal that will give the Schwab board of directors authority to adjourn the Schwab special meeting from time to time if necessary to solicit additional proxies if there are not sufficient votes to approve Proposals 1 and 2 above at the time of the Schwab special meeting, or any adjournment or postponement of the Schwab special meeting. For Against Abstain WHEN THIS PROXY IS PROPERLY EXECUTED YOUR SHARES WILL BE VOTED: (1) AS DIRECTED; (2) IF NO DIRECTION IS GIVEN: FOR PROPOSALS 1, 2 AND 3; AND (3) ACCORDING TO THE BEST JUDGMENT OF CHARLES R. SCHWAB, WALTER W. BETTINGER II AND/OR PETER J. MORGAN III IF ANY OTHER MATTER COMES BEFORE THE SPECIAL MEETING FOR A VOTE. Address Change? Mark box, sign, and indicate changes below: Date

SPECIAL MEETING OF STOCKHOLDERS [] [] www.schwabevents.com/corporation The Special Meeting of Stockholders will be hosted as a virtual event via the internet. To attend the meeting via the internet, visit www.schwabevents.com/corporation. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [] The proxy materials are available in the “Investor Relations” section of our website at www.aboutschwab.com. 211 Main Street San Francisco, CA 94105proxy This proxy is solicited by the Board of Directors for use at the Special Meeting on []. The shares of stock you hold in your account, as well as any shares you hold under The Charles Schwab Corporation Dividend Reinvestment Plan and/or The SchwabPlan Retirement Savings and Investment Plan will be voted as you specify on the reverse side. If you sign and return your proxy card and no choice is specified, your shares will be voted “FOR” Proposals 1, 2 and 3. By signing the proxy, you revoke all prior proxies and appoint Charles R. Schwab, Walter W. Bettinger II and/or Peter J. Morgan III with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments. See reverse for voting instructions.